Exhibit 99.8(b)

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED PARTICIPATION AGREEMENT

AMONG

VARIABLE INSURANCE PRODUCTS FUNDS,

FIDELITY DISTRIBUTORS CORPORATION, and

NATIONAL INTEGRITY LIFE INSURANCE COMPANY

WHEREAS, National Integrity Life Insurance Company (“Company”), Fidelity Distributors Corporation (“Underwriter”) and each of Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, and Variable Insurance Products Fund V (the “Fund”) have entered into an Amended and Restated Participation Agreement on the same date of this Amendment No. 1 (the “Agreement”); and

WHEREAS, the Parties have agreed to certain changes and corrections in the Agreement;

NOW, THEREFORE, for good and valuable consideration, the parties do hereby agree to amend the Agreement as follows:

1.               In ARTICLE A. Amendment and Restatement; Form of Agreement:

a.               All references to “Distributor,” are hereby changed to “Underwriter.”

b.              In the first paragraph, the words “Company’s affiliate National Integrity Life Insurance Company” are hereby deleted and replaced with the word “Company”

c.               In the first paragraph, the words “separate accounts” are hereby deleted and replaced with the word “Accounts”

d.              The following is here by added as item number 4 in the list of Agreements this Agreement will supersede:  “Participation Agreement April 26th, 2007 among National Integrity Life Insurance Company, Fidelity Distributors Corporation and Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III and Variable Insurance Products Fund IV.”

2.               In section 1.11(a), the initials “e.s.t.” are hereby deleted and replaced with the words “Eastern Time”

3.               In section 1.12 D., the following words are added to the beginning of the first sentence: “To the extent permitted by applicable law”

4.               In section 2.4, the words “annuity insurance contracts” are hereby deleted and replaced with the words “annuity contracts”

5.               In section 8.2(a), in the first paragraph, the word “regulation” is hereby added after the word “statute”

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

NATIONAL INTEGRITY LIFE INSURANCE COMPANY

By:
Kevin L. Howard, Senior Vice President
and General Counsel

VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV, and VARIABLE INSURANCE PRODUCTS FUND V

By:
Kimberly Monasterio, Treasurer
and Senior Vice President

FIDELITY DISTRIBUTORS CORPORATION

By:
Bill Loehning, Executive Vice President

Date:

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